DATED                                            2000
     ----------------------------------------------------------------------






                     ADRIAN CLARKE, WENDY ELIZABETH LUGNER,

                     KENNETH FRASER SHIMMIN and PETER BUTLER

                                     - and -

                               G S TELECOM LIMITED

     ----------------------------------------------------------------------


                            SHARE PURCHASE AGREEMENT

     ----------------------------------------------------------------------







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Xethos Group Inc.                May 2000                              Snowstorm


                                    CONTENTS

Clause        Subject matter                                              Page

1.   INTERPRETATION..........................................................1

2.   PURCHASE AND SALE OF SHARES AND SHAREHOLDER LOAN........................5

3.   OPERATIVE WARRANTY PROVISIONS...........................................6

4.   WARRANTIES OF THE VENDOR................................................7

5.   PURCHASER'S REPRESENTATIONS AND WARRANTIES.............................16

6.   CLOSING MATTERS........................................................17

7.   TRANSACTION EXPENSES...................................................18

8.   VENDORS RIGHT TO UNWIND THIS AGREEMENT.................................18

9.   FURTHER PROVISIONS.....................................................18

10.  NOTICES................................................................18

11.  GENERAL................................................................18




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THIS AGREEMENT is dated the                     day of                     2000


BETWEEN:

(1) Adrian Clarke of 18 Reading Road, Cholsey, Oxon OX10 9HL, Wendy Elizabeth Lugner of 32 Boothfields, Knutsford, Cheshire WA16 8JU, Kenneth Fraser Shimmin of 5 South View, Ditchlings, Hassocks, Sussex BN6 8TQ and Peter Butler of Castle Farm, Lavendon, Olney, Bucks MK46 4JG ("Vendors");

(2) G.S. TELECOM,LIMITED, a company incorporated pursuant to the laws of the State of Colorado whose principal place of business is at 10200 west 44th Ave, Wheat Ridge, Colorado 8033, USA ("Purchaser").


WHEREAS:

(A) The Vendors are the registered and beneficial owners of 100% of the issued share capital of the Company represented by 100 ordinary shares of (pound)1 each; and

(B) The Vendors have agreed to sell and the Purchaser has agreed to Purchase 100% of the issued share capital of the Company, subject to the following terms and conditions.

1.       INTERPRETATION

       Where used in this Agreement, each of the following words will have the following meanings:

       "Accounts Receivable"

                     means all of the trade accounts, notes and other debts arising out of the operation of the Business owing to the Company as at the Closing Date, whether due or to become due as at or after the Closing Date, and which are described in Schedule E together with those accounts receivable arising in the normal and ordinary course of the business between the date specified in Schedule E and the Closing Date;

       "Act"

                     means the United States Securities and Exchange Act of 1933 and the Rules thereunder, both as amended from time to time;

       "Assets"

                     means all of personal property, choses in action, intangible or intellectual property, including patents, copyrights, trade-marks, trade names or licenses, and all other assets of whatsoever nature owned by the Company, listed in Schedule B;

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       "Business"

                     means the business carried on by the Company

       "Business Plan"

                     means the business plan of the Company to be agreed by both parties within one month of closing. The agreed key objective of this business plan being cash flow being positive in Month six and in any case no later than month nine.

       "Closing Date"

                     means the date of closing of  the transactions in paragraph
                     6.1 of this Agreement;

       "Company"

                     means Snowstorm Developments Ltd;

       "Common Stock"

                     means shares of common stock, no par value;

       "Consideration Securities"

                     means 3 million restricted shares of Common Stock;

       "Contracts"

                     means all of the material commitments, agreements, contracts, arrangements, instruments, leases and other documents entered into by the Company, by which the Company is bound or to which the Company or the Assets are subject;

       "Disclosure Statement"

                     means a statement of disclosures made by the Vendor for the purpose of qualifying the representations and warranties contained in this Agreement;

       "Exchange"

                     means the NASD Bulletin Board;

       "Financial Statements"

                     means those included in Schedule A;

       "Indebtedness"

                     means  any  and  all   trade   accounts,   debts,   duties,
                     endorsements, guarantees, liabilities, obligations, responsibilities and undertakings of the Company assumed, created, incurred or made, whether voluntary or involuntary, however incurred or made or arising, whether due or not due (except accrued employees' salaries which are not yet due), absolute, inchoate or contingent, liquidated or unliquidated, determined or undetermined, direct or indirect, express or implied, and for which the Company may be liable individually or jointly with others,

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                     which are described in Schedule C, as at the date specified in Schedule C;

       "Lien"

                     means any mortgage, debenture, charge, hypothecation, pledge, interest or encumbrance of whatever kind or nature, regardless of form and whether consensual or arising by laws, statutory or otherwise, that secures the payment of any Indebtedness or the performance of any obligation or creates in favour of or grants to any Person any proprietary right;

       "Person"

                     means an individual, corporation, body corporate, partnership, joint venture, society, association, trust or unincorporated organisation or any trustee, executor, administrator, or other legal representative;

       "Purchaser'

                     means G.S.Telecom, Limited;

       "Shares"

                     means the 100 ordinary shares of (pound)1 each in the capital of the Company of which the Vendors are the registered and beneficial owners, representing 100% of the issued shares in the capital of the Company;

       "Stock Options"

                     means the stock options to be issued by the Purchaser to the Vendors and such other persons as the Vendors should elect, on the terms set out in the Schedule;

       "TCGA 1992"

                     means Taxation of Chargeable Gains Act 1992;

       "Tax or Taxation"

                     means liability arising under any of the Taxation Statutes;

       "Taxation Statutes"

                     means statutes and all statutory provisions made pursuant to it whether before or after the date of this agreement for the time being in force providing for or imposing or relating to all forms of tax, duties, levies and rates of any kind including without limitation:

                    (i) any charge, tax, duty or levy upon income, profits, chargeable gains or any other property or instruments in writing or supplies or other transactions;

                    (ii) income tax, corporation tax, advance corporation tax, withholding tax, capital gains tax, inheritance tax, capital transfer tax, value added tax, stamp duty, stamp duty reserve tax, capital duty, customs and other import duties, national insurance contributions, general rates, water rates or other local rates;

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                   (iii)   any liability for sums equivalent to any such charge,
                           tax, duty, levy or rates and/or for any penalty, fine or interest payable in connection with them; or

                   (iv) any law, regulation or statutory provision of any kind providing for or imposing or otherwise relating to any charge, tax, levy or rates, of a similar nature, chargeable outside the United Kingdom and/or for any penalty, fine or interest payable in connection with them.

       "VAT"

                     means value added tax.

       "Warranties"

                     means the statements set out in clause 3.1;

       "Heads of Agreement"

                     the heads of agreement set out in the schedule dated 22 March 2000 between the Purchaser and the Company.

1.2      In this Agreement, except as otherwise expressly provided:

            (a) "Agreement" means this agreement, as it may from time to time be supplemented or amended in effect;

            (b)      all  references  in this Agreement  to  a designated "para-
                     graph" or other subdivision or to a Schedule to the designated paragraph or other subdivision of or Schedule, to this Agreement;

            (c) the words "herein", "hereof' and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph or other subdivision or Schedule;

            (d) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

            (e) the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, and the word "including" is not limited (whether or not non-limited language, such as "without limitation" or "but not limited" to words of similar import, is used with reference thereto;

            (f)      any   accounting  term  not  otherwise   defined   has  the
                     meanings  assigned  to  it in   accordance  with  generally
                     accepted accounting principles applicable in the United Kingdom;

            (g) any reference to a statute includes and is a reference to that statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding that statute or regulations;


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            (h)      except as otherwise provided, any dollar amount referred to in this Agreement is in U.S. funds; and

            (i) any other term defined within the text of this Agreement has the meaning so ascribed.

1.3      The following are the Schedules to this Agreement:

           Schedule        Description

           A               Financial Statements of the Company

           B               List of Assets

           C               List of Contracts

           D               Service Contracts

           E               Disclosure Statement

           F               Heads of Agreement.

2.       PURCHASE AND SALE OF SHARES AND SHAREHOLDER LOAN

2.1 Subject to the conditions and upon the terms hereinafter set forth, the Purchaser agrees to purchase and the Vendors agree to sell and assign to the Purchaser all of their rights, title and interests in and to the Shares.

2.2      The purchase price for the Shares shall be as follows:

         (a) the allotment and issue credited as fully paid to the Vendors of the Consideration Securities such allotment and issue to be effective as from 22.03.00;

         (b) the granting of the Stock Options of 640,000.00 shares at the higher of $1:50 or the market price for that class of share on the date of grant;

         (c) a further payment of one million shares of common stock in the capital of the Purchaser forthwith on the Company achieving a net profit of $125,000 or more for two successive quarters (as evidenced by the management accounts of the Company) or on achieving a registered user base of one million and;

         (d) a further one million shares of common stock in the capital of the Company will be allocated to the Vendors forthwith on the Company achieving a net profit of $250,000 or more for two successive quarters (as evidenced by the management accounts of the Company) or on achieving a registered user base of five million;

           With the consideration securities and the further shares of common stock to be issued pursuant to paragraphs 2.2 (c) and (d) above be issued to the Vendor in the proportions by which they own the Shares immediately prior to Completion of this Agreement.

2.3 On the Date of signing the Purchaser shall make available to the Company a facility which may be drawn down by the Company monthly in advance in accordance with the cashflow projections agreed as follows; $45,000 for June, July and August 2000 then $190,000 for September 2000 onwards until the cash flow is positive or nine months whichever is earlier. . The facility drawn down shall be interest free and repayable only in the event of the unwinding of this Agreement in accordance with this Agreement, at which point it shall become repayable within 18 months of the date of such unwinding.


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3.       Operative warranty provisions

3.1      The Vendors warrant to the Buyer that in their opinion:

3.1.1 except only as fairly disclosed in the Disclosure Statement, the Warranties are on the Closing Date true and not misleading or inaccurate.

3.1.2 the Purchaser will obtain absolute title to the entire legal and beneficial interest in all the Shares free from any Security Interest.

3.2 The rights and remedies of the Purchaser for any breach of the Warran-ties will not be affected by:

3.2.1         The  execution  and Closing of this  Agreement;

3.2.2 any investigation made by or on behalf of the Purchaser into the Company;

3.2.3 any information of which it may have actual, implied or construc-tive notice prior to the Closing Date, other than that contained in the Disclosure Statement;

3.2.4 the Purchaser rescinding or failing to rescind this agreement or failing to exercise or delaying the exercise of any right or remedy; or

3.2.5 any other event or matter whatsoever, except a specific and duly authorised written waiver or release.

3.3 The Vendors acknowledge that the Purchaser is entering into this agreement in reliance upon the Warranties.

3.4 Each of the Warranties will be construed as a separate and independent warranty and, except where expressly provided to the contrary, will not be governed, limited or restricted by reference to or inference from any other terms of this agreement or any other Warranty.

3.5 Where any Warranty refers to the awareness or the knowledge, information or belief of the Vendors, the Vendors undertake that they have made reasonable enquiry into the subject matter of that Warranty.

3.6 The Vendors undertake with the Purchaser that they will not make any claim for an indemnity or a contribution or otherwise against the Company or any director or employee of the Company , or the estate of any such director or employee, in connection with any liability which the Vendors have or may have in respect of the Warranties or any other term of this agreement.



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4.       WARRANTIES OF THE VENDOR

4.1 The Vendors represent and warrant to the Purchaser (subject to the provisions of paragraph 4.2) as follows:

                (a) The Vendors are the registered holder and beneficial owner of the entire issued share capital of the Company, and the Vendors have no other interest, legal or beneficial, direct or indirect, in any other securities in the capital of the Company or in the Assets or Business of the Company;

                (b) the Shares are free and clear of all liens, mortgages, encumbrances, security instruments, equities or claims of any nature or kind whatsoever, and to the best of the knowledge of the Vendors, the Shares are validly issued as fully paid;

                (c) no Person has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares;

                (d) the execution and delivery of this Agreement and the completion of the transaction contemplated hereby has been duly and validly authorised by all necessary corporate action on the part of the Vendors;

                (e) the Vendors have the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser;

                (f) this Agreement constitutes a legal, valid and binding obligation of the Vendors enforceable against the Vendors in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors;

                (g) the performance of this Agreement will not be in violation of any agreement or other instrument to which the Vendors are a party;

                (h) the Company is duly incorporated and validly existing under the laws of England and Wales, and has filed all necessary returns and audited accounts and has the right to enter into this Agreement;

                (i) the authorised capital of the Company is (pound)100 comprised of 100 ordinary shares of(pound)1 each and there are currently an aggregate of 100 ordinary shares of (pound)1 each issued and held as follows:

                     Name of Shareholders            Number of Shares
                     Adrian Clarke                            75
                     Wendy Elizabeth Lugner                   12
                     Ken Shimmin                               3
                     Peter Butler                             10

                (j) no other person or party has any agreement or option or a right or is capable of becoming a party to this Agreement nor has any person or party the right to require the Company to issue any further or other securities in its

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                     capital or to convert or exchange  any  securities  into or for shares in the capital of the Company or any rights for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Company nor any right to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Company;

                (k) the unaudited financial statements of the Company for the period ended 21.3.2000, which are attached hereto as Schedule A, present fairly the financial position of the Company and the results of its operations for the periods then ended, in accordance with generally accepted accounting principles;

                (l)  since 21.3.2000,
                       (i) there have been no  material  adverse  changes in the
                           corporate or financial affairs or operations of the Company apart from losses substantially similar to previous losses;

                      (ii) the Company has not  discharged or  satisfied or paid any Liens or Indebtedness other than current Indebted -ness in the ordinary course of business;

                     (iii) no single capital  expenditure has been authorised or made by the Company which exceeds (pound)5,000;

                      (iv) the Company  has neither  waived nor  surrendered any right of material  value;

                (m) there is no Indebtedness of the Company which is not dis-closed or reflected in Schedules A and C, except that in-curred in the ordinary course of business since 21.3.2000, and the Company has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any Person;

                (n) on the Closing Date the Indebtedness of the Company will not exceed(pound)25,000, save as disclosed;

                (o) Save as disclosed in the Disclosure Statement the Company is not indebted nor under obligation to the Vendors or any of the directors, officers, employees or affiliates of the Company, and specifically the Company is not liable to pay any outstanding salaries or wages, except in the ordinary course of business;

                (p) neither the Vendors nor any officer, director or employee of the Company are indebted or under obligation to the Company on any account whatsoever;

                (q)  no  dividends or other  distribution on any  shares  in the
                     capital  of  the  Company  have   been  made,  declared  or
                     authorised;

                (r) the Company has the corporate power to own the Assets owned by it as shown in Schedule B, and to carry on the Business and is duly registered and qualified to carry on business in the United Kingdom and all other jurisdictions in which it does so;

                (s) the Company has good title or rights to and possession of all the Assets free and clear of all Liens, and neither the Vendors nor any of their family or affiliates own any Assets used by the Company;

                (t) since 21.3.2000 the Company has conducted the Business in the ordinary course and has maintained the Assets in good condition, repair and working order and suitable in all respects for the use to which they are intended;


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                (u)  the  Accounts  Receivable of  the Company are bona fide and collectible in the ordinary course and are not subject to any known defences, counterclaims or set-off;

                (v) the memorandum and articles of the Company have not been altered since the incorporation of the Company;

                (w) there is not believed to be any basis for and there are no actions, suits, judgements, investigations or proceedings outstanding or pending or to the knowledge of the Vendors threatened against or affecting the Company at law or in equity or before or by any court or governmental authority, department, commission, board, bureau or agency;

                (x) to the best knowledge of the Vendors, the Company is not in breach or violation of any laws, ordinances, statutes, regulations, by-laws, judgements, orders or decrees to which it is subject or which apply to it or of any patents, copyrights, trade-marks or licenses held by any other Person;

                (y) so far as the Vendors are aware the Company has obtained all permits, certificates, approvals, registrations and licenses which are required for the operation of the
                     Business  as  it  is  presently  being  conducted,  and  no
                     violations   thereof  have  been  experienced,   noted,  or
                     recorded, and so far as the Vendors are aware, no proceeding is pending or threatened to revoke or limit any of them;

                (z) the Company has not experienced nor are the Vendors aware of any occurrence or event which has had, or might reasonably be expected to have, a materially adverse effect on the Business or the results of its operations;

                (aa) all material transactions of the Company have been promptly and properly recorded or filed in or with its respective books and records, and the minute books of the Company contain all records of the meetings and proceedings of shareholders and directors thereof,

                (bb) the performance of this Agreement and the completion of the transactions contemplated hereby will not conflict with or be in violation of the articles of incorporation and by-laws of the Company or of any agreement or other instrument to which the Vendors or the Company are a party and will not give any Person any right to terminate or cancel any agreement or any right, license, permit or other benefit enjoyed by the Company and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the assets of the Company;

                (cc) the  Company does  not  own,  directly or  indirectly,  any shares or interest in any other  Person;

                (dd) the only  directors  and  officers  of the  Company are  as follows:

                     Name                 Positions:
                     Adrian Clarke        President and Chief Executive
                     Peter Butler         Non-Executive Chairman
                     Nils Lugner          Executive Sales and Marketing Director



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                (ee) set out  in Schedule "F"  is a true and  correct listing of the only valid and  outstanding  Contracts of the Company;

                (ff) all of the  Contracts  set out in  Schedule  "F" have  been approved by the board of directors of the Company and the Company is not in material breach of any of the terms, conditions, covenants or provisions of, is in default under, or has done or omitted to do anything which, with the giving of notice or lapse of time or both, would constitute a material breach of or default under any Contract;

                (gg) as at 21/3/00 the only  full-time  employees of the Company were the Executive Directors as above and David Richardson;

                (hh) the Company  does not have any  Contracts,  pension  plans, profit sharing plans, bonus plans, undertakings, or arrangements whether oral, written or implied with lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, lawyers, or others which cannot be terminated on not more than one month's notice;

                (ii) there are no pension, profit sharing,  incentive,  bonus or similar plans or other compensation plans affecting the Company and the Company has no unfunded or unpaid liability in respect of any such plans;

                (jj) Taxation

                     Liability to Taxation

                     In the opinion of the Directors the Company has no liability for taxation in respect of the period ended on the 21.3.2000. Returns, clearances and investigations All information, notices, returns, computations and payments which should be or should have been submitted or made by the Company for any purpose relating to Taxation have been and will until the Closing Date continue to be made within the requisite periods and are up-to-date, correct and on a proper basis and none of them is the subject or likely to be the subject of any dispute with the Inland Revenue, Customs and Excise or other Taxation authorities.

                     All particulars furnished to the Inland Revenue, Customs and Excise or other Taxation authorities in connection with the application for any consent or clearance on behalf of the Company or affecting the Company fully and accurately disclosed all facts and circumstances material for the decision of the relevant authority and any such consent or clearance is valid and effective and any transaction for which such consent or clearance has previously been obtained has been carried into effect in accordance with the terms of the relative application, consent or clearance.

                     The Company has not been the subject of a back duty or other investigation by the Inland Revenue, Customs and Excise or other Taxation authority and there are no facts which are likely to cause any such investigation to be instituted.

                     Penalties and interest

                     The Company has not paid or become liable to pay any penalty or interest charged by virtue of the provisions of the Taxes Management Act 1970 or any other Taxation Statute.


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                     Taxation  claims,  liabilities  and  reliefs.

                     The Company is not nor will become liable to pay or make reimbursement or indemnity in respect of any Taxation or amounts corresponding to it in consequence of the failure by any other person to discharge that Taxation within any specified period or otherwise where such Taxation relates to a profit, income or gain, transaction, event, omission or circumstance arising or deemed to arise, whether wholly or partly, prior to the Closing Date.

                     No relief, whether by way of deduction, reduction, set-off, exemption, repayment or allowance or otherwise, from, against or in respect of any Taxation has been claimed and/or given to the Company which could or might be withdrawn, postponed, restricted or otherwise lost as a result of any act or omission, event or circumstance arising or occurring at any time after the Closing Date.

                     The execution of this agreement or Closing Date will not result in any profit or gain being deemed to accrue to the Company for any purpose in relation to Taxation.

                     Distributions and deductibility of payments

                     The Company has not made any distribution within the mean-ing of any of sections 209, 210 and 211 ICTA 1988 in the last six years other than those provided for in the Finan-cial Statements.

                     The Company has not since 21.3.2000 incurred material expenditure which will not be wholly deductible in computing profits as a trading expense or expense of management or as a charge on income or in computing income for the purposes of schedule D ICTA 1988 except for expenditure on the acquisition of an asset to be held otherwise than as stock-in-trade, details of which are set out in the Disclosure Statement.

                     Utilisation of losses and advance  corporation tax

                     Nothing has been done and no event or series of events has occurred in respect of the Company which might cause the disallowance of the carry forward losses, excess charges, excess expenses of management or advance corporation tax under sections 245, 393, 768 or 768A ICTA 1988.

                     Transactions not at arm's-length

                     The Company has not carried out or been engaged in any transaction or arrangement to which the provisions of section 770 ICTA 1988 have been or may be applied. The Company is not party to any transaction or arrangement under which it may be required to pay for assets, services or facilities, an amount which is in excess of the market value of the relevant assets, services or facilities or will receive any payment for any assets, services or facilities that it has supplied or provided or is liable to supply or provide which is less than the market value of the relevant assets, services or facilities.

                     The Company has not disposed of or acquired any asset in such circumstances that the provisions of section 17 TCGA 1992 could apply to them.



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                     Base values and acquisition costs

                     The Company has not in the six years ending on the Closing Date carried out or been engaged in any transaction or arrangement in respect of which there may be substituted for the actual consideration given or received by it a different consideration for any purposes relating to Taxation.

                     Capital losses and limited partnerships

                     The Company has not incurred a capital loss to which the provisions of section 18(3) TCGA 1992 are applicable.

                     PAYE, NIC and  deductions  from  payments  made

                     The Company has properly fulfilled its obligations under the PAYE system and/or any other Taxation Statute by de-ducting income tax as required by law from all payments made or treated as made to its employees or former employ-ees and accounting to the Inland Revenue for all tax so de-ducted or which ought to have been deducted and for all tax chargeable on benefits provided for or to its employees or former employees.

                     Tax avoidance

                     The Company has not engaged in or been a party to a scheme or arrangement of which the main purpose or one of the main purposes was the avoidance of, or a reduction in liability to Taxation.

                     Chargeable gains

                     The Company is not owed a debt, not being a debt on a security, upon the disposal or satisfaction of which a liability to corporation tax on chargeable gains will arise by reason of the provisions of section 251 TCGA 1992.

                     Stamp duty and stamp duty reserve tax

                     The Company has not made a claim for relief under section 42 Finance Act 1930 in circumstances where such relief may be forfeited by the sale of the Shares to the Purchaser or the existence of any other term of this agreement. The Company has complied in all respects with the provisions of part IV Finance Act 1986 and with any regulations made under it, and the Company is not party to an agreement which falls within the terms of section 87 (1) of that Act and in relation to which the conditions referred to in section 87 (2) of that Act have not been fulfilled.

4.2      Limitations

4.2.1 The provisions of this paragraph 4.2.1 shall operate to limit or qualify the liabilities of the Vendors under or in connection with the Warranties and other terms contained in this Agreement and references to "such liabilities" shall be construed accordingly. The warranties will survive the execution and closing of this agreement

4.2.2 No claim shall be brought against the Vendors in respect of such liabilities unless notice in writing of any such claim (specifying in reasonable detail the nature of the breach and so far as is practicable the amount claimed in respect thereof) has been given to the Vendors by the person intending to bring such



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               claim by not later  than one year from the  Closing  Date and any such claim which may have been made shall (if it has not been previously satisfied settled or withdrawn) be deemed to have been withdrawn on the expiration of 6 months from the date of the said notice unless proceedings in respect thereof shall have been both issued and served on the Vendors before such expiration.

4.2.3    Notwithstanding the other provisions of paragraph 4.2:
                     (i) no claim shall be brought in respect of such liabilities unless the amount of loss sustained in respect of which a claim may properly be brought shall exceed the sum of (pound)5,000 (such a claim which exceeds that sum being herein referred to as a "Qualifying Claim");

                     (ii) no claim may be brought in respect of a Qualifying Claim unless the loss thereby sustained (when aggregated with any other Qualifying Claims) exceeds (pound)25,000 whereupon all Qualifying Claims and not merely the excess over (pound)25,000 may be brought; and

                     (iii) the total  liability of the Vendors in respect of all claims under or in respect of any of the terms of this Agreement shall not exceed (pound)50,000.

4.2.4 The Vendors shall have no liability in respect of such liabilities and accordingly no claim may be brought in respect thereof if and to the extent that any one or more of the following provisions may apply:

                     (i) such liabilities are wholly or partly attributable to any voluntary act omission transaction or arrange-ment of the Purchaser at any time or of the Company after the date hereof;

                     (ii) either the Company or the Purchaser is entitled to claim indemnity against any loss or damage suffered by any of them under the terms of any insurance policy for the time being in force, save that any excess payable under any such insurance policy will be payable by the Vendors;

                     (iii) such  liabilities  arise in connection with any fact, matter or circumstance disclosed in the Disclosure Statement or in any of the schedules to this Agreement;

                     (iv) such liabilities arise in connection with any matter provided for under the terms of this Agreement or arising from the implementation of the same;

                     (v) such liabilities arise in connection with any matter or thing done or omitted prior to Completion by the Vendors or the Company at the written request of or with the written approval of the Purchaser, its representatives or professional advisers;

                     (vi) the loss or liability suffered or incurred by the Purchaser or the Company (as the case may be) to which such liabilities relate is contingent, future or unascertainable and no claim may be brought in respect of such liabilities until such time as the Company or the Purchaser shall have actually suffered the loss or incurred the liability in question;

                     (vii) such liabilities  arise wholly or  partly out of as a result of or in connection with:



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                            (a)     any change in the nature of the  business of
                                    the Company (or in the manner  of conducting
                                    the same) after the date hereof; or
                            (b) any asset acquired or disposed of by the Company after the date hereof; or
                            (c) any statutory provision not in force at the date hereof or any change in any statutory provision hereafter or any decision of the Courts altering the accepted interpretation of any statutory provision or the withdrawal of any extra statutory concession previously made by or any change in practice of the In-land Revenue or other taxation authority or any increase in the rates of Taxation in force at the date hereof; or
                            (d) the passing of a resolution for the winding up of the Company after the date hereof; or
                            (e)     any  change in the  format,  matter,  bases,
                                    priorities  and   principles   used  in  the
                                    preparation of the accounts of the Company after the Closing Date from those used and adopted in the accounts of the Company, prior to the Closing Date;

                     (viii)the loss or liability resulting from such liabilities has been or is made good or otherwise compensated for at no expense to the Purchaser and/or the Company;

                     (ix) the loss or liability resulting from such liabilities is less than the aggregate of any over-provision made in the accounts in respect of any liability and any undervalue of any asset recorded in the accounts.

                     (x) such liabilities arise in relation to any fact, matter or circumstance which would be revealed by:
                            (a) a physical inspection of the state and condi-tions of the Assets;
                            (b) the statutory books and registers (including minute books) of the Company;
                     (xi) such liabilities arise in relation to any fact, matter or circumstance which appear as a matter of public record, including but not limited to matters appearing on the file at Companies House in respect of the Company.

4.2.5 The Purchaser shall reimburse to the Vendors amount equal to any sum paid by the Vendors in respect of any claim for such liabilities which is subsequently recovered by or paid to the Purchaser or the Company by any other person (less any reasonable costs and expenses incurred by the Company in making such recovery) within ten days of such payment.

4.2.6 Any sum recovered by the Purchaser or the Company in the circumstances described in paragraph 4.2.5 above shall be taken into account, with retrospective effect, when ascertaining whether the threshold in paragraph 4.2.3 is exceeded. Any sums paid by the Vendors which would not have been payable but for the said threshold being exceeded by the inclusion of the reimbursed claim shall be repaid forthwith.



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4.2.7         Where   having   discharged   any   claim   for   breach   of  the
              representations or warranties herein the Vendors request the assignment to them of any right of the Purchaser or of the Company to make recovery in whole or in part from any third party, the Purchaser will assign or procure the assignment to the Vendors of such right and, if the same is not legally capable of effective assignment, will, subject to being indemnified to the reasonable satisfaction of the Purchaser, pursue such claim on behalf of such Vendors and pay over to the Vendors all amounts recovered.

4.2.8 Any such liabilities shall not extend to any part of the loss or damage suffered by the Purchaser or the Company to the extent that such part shall be used or shall be capable of being used by the Purchaser or the Company or any present or future subsidiaries of either of them to offset in whole or in part any past present or future liability to Taxation.

4.2.9 Where the Company or the Purchaser may be entitled (whether by reason of insurance or payment, discount or otherwise) to recover from some other person any sum in respect of taxation or any other damage or liability the subject of a claim against the Vendors under this Agreement or for which a claim could be made hereunder (and whether before or after the Vendors have made payment here-under) the Purchaser shall if so required by the Vendors and at its own cost and expense take or (as the case may require) procure that the Company takes all steps (whether by way of a claim against its insurers or otherwise) as the Vendors may reasonably require to enforce such recovery and shall keep the Vendors inform -ed to his reasonable satisfaction of the progress of any action taken. Thereafter any claim against the Vendors shall be limited (in addition to the limitations on the liability of the Vendor referred to in this paragraph 4.2) to the amount by which the loss or damage suffered by the Purchaser as a result of such breach shall exceed the amount (if any) so recovered. The Purchaser shall not be entitled to make any claim in respect of such liabilities if it or the Company fails to act in accordance with the reason-able instructions of the Vendors in conducting a claim against a third party.

4.2.10 The Vendors shall be entitled to require the Purchaser or the Company to take all such reasonable steps or proceedings as the Vendors may consider appropriate in order to mitigate any claim in respect of such liabilities or in respect of the undertakings in this Agreement and the Purchaser shall procure that the Company shall act in accordance with any such requirements subject to the Purchaser and/or the Company being indemnified by the Vendors against all reasonable costs and expenses incurred in connection therewith. For the purpose of enabling the Vendors to remedy a breach or to mitigate or otherwise determine the amount of any claim or to decide what steps or proceedings should be taken in order to mitigate any claim the Purchaser shall:

                (i) give notice to the Vendors within 30 days of any breach or circumstance giving or likely to give rise to a breach coming to its notice or to the notice of the Company;

                (ii) make or procure to be made available to the Vendors or their duly authorised representatives all relevant


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                           personnel,    books   of   accounts,    records   and
                           correspondence of the Company for the purpose of enabling the Vendor to ascertain or extract any relevant information; and

                (iii) make no admission of the fact or amount of any liability on the part of the Company or the Purchaser without the prior written consent of the Vendors such consent not to be unreasonably withheld or delayed.

                     The Purchaser shall not be entitled to make any claim in respect of a breach of any warranty if it or the Company fails to give the said notice or act in accordance with the reasonable instructions of the Vendors in conducting any dispute or negotiation in relation to the claim in accordance with this paragraph 4.2.10.

4.2.11 Any breach of any of the warranties or any other provision of this Agreement by the Vendors shall give rise only to an action by the Purchaser for damages and shall not entitle the Purchaser to rescind this Agreement.

4.2.12 Nothing in this Agreement shall be deemed to relieve the Purchaser from its common law duty to the Vendors to mitigate its loss and without prejudice to the generality of the foregoing the Purchaser shall take and shall procure that the Company shall take all practicable and reasonable steps to avoid or mitigate any loss or liability which may give rise to a claim under this Agreement.

              Nothing in this paragraph 4.2.12 shall exclude or limit the Vendor's liability arising out of the Vendor's fraud.

5.       PURCHASER'S REPRESENTATIONS AND WARRANTIES

5.1 In order to induce the Vendors to enter into and consummate this Agreement, the Purchaser represents and warrants to the Vendors as follows:

5.1.1 the Purchaser is a corporation duly incorporated and validly existing under the laws of Colorado, and is in good standing with respect to the filing of annual reports with the State of Colorado.

5.1.2 the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly and validly authorised by all necessary corporate action on the part of the Purchaser.

5.1.3 the Purchaser is a "reporting issuer within the meaning of the U.S Securities Laws.

5.1.4         the Purchaser is a resident of the United States for tax purposes.

5.1.5 the current form 15c211 is true and correct and complies with the requirements of the Act.

5.1.6 the execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein to the Purchaser, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach or default under:

                (i) any term or provision of any of the memorandum, art-icles, or other constitutional documents of the Purchaser; or



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                (ii)      any term or  provision of any licenses,  registrations
                          or  qualification  of  the  Purchaser  or  any  court,
                          governmental  authority  or  regulatory   body  or any
                          applicable law or regulation of any jurisdiction.

5.1.7 the Consideration Securities are registered under the Act and therefore none of such securities can be sold, transferred, assigned or disposed of except in accordance with the Act and the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

5.1.8 the Consideration Securities shall rank pari passu in all respects with the Common Stock in issue at the date hereof and will continue to do so after the Closing Date.

6.       CLOSING MATTERS

6.1 The obligations of the parties to complete the transactions contemplated by this Agreement may be subject to the acceptance for filing by the Exchange of this Agreement. The parties agree to co-operate fully in the obtaining of such approval if necessary and agree to provide such further and other documents and assurances to obtain such approval, provided that no such documents and assurances change the substance of this Agreement.

6.2 On the Closing Date, the Vendors will deliver or cause to be delivered to the Purchaser at the registered office of the Company the following:

                (a)  all   corporate   records,  books  of  account,  Contracts,
                     registers and documents of the Company, including the minute book and corporate seal of the Company;

                (b) minutes of a meeting of the board of directors of the Company approving this Agreement and the Service Agreement (Contract of employment), providing the necessary authorisation for the company to enter into the Agreement and the Service Agreement;

               (c) duly executed resolutions of the Company amending the authorised signatories of all corporate bank accounts as the Purchaser directs;

6.3 Within one month of the Closing Date, the Purchaser shall deliver to the Vendors' Solicitors:

              (a) non-renounceable Certificates in the agreed form in respect of the Consideration Securities to be allotted and issued pursuant to Clause 2.2;

             (b)     the Stock Options duly executed by the Purchaser;

             (c) a certified copy of the resolutions of the Board of the Purchaser approving the execution by the Purchaser of this Agreement and all transactions and documents to be entered into or made pursuant to it; and

             (d)     any other documents required.


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7.       TRANSACTION EXPENSES

       Each party to this Agreement will bear all costs and expenses incurred by it in negotiating this Agreement Without limiting the generality of the foregoing, the Purchaser will bear all costs and expenses related to obtaining any approvals which may be required by paragraph 6.2, or in order to obtain permission for the Consideration Securities to be traded on the Exchange except to the extent that any documentation or information is required to be provided by the Vendors to complete the same, in which event the cost of providing that documentation or information will be to the account of the Vendors.

8.     VENDORS RIGHT TO UNWIND THIS AGREEMENT

       If at any time the funds agreed to be paid by the Purchaser to the Company as set out in the Heads of Agreement or further agreed between the parties or set out in this Agreement are not made available to the Company within fourteen days following the due date of payment then the Vendors shall have the right to unwind this Agreement and retain the consideration as security free of restriction. For the avoidance of doubt it is hereby agreed that in the event of such unwinding all intellectual property belonging to the Company will revert to Adrian Clarke and no further right to exploit that intellectual property will remain with the Company or Xethos Group Inc.

9.       FURTHER PROVISIONS

9.1 The Company will appoint the Purchaser's nominated representative to its Board forthwith upon receipt of the documents set out in clause 6.3 above .

9.2 The Purchaser agrees to deposit with the Company the funds required for each month under clause 2.3 above and subsequently under the agreed Business Plan of the Company on the first day of that month.

9.3 The Purchaser will appoint Adrian Clarke as a Director of the board of the Purchaser should he so request within two years of the date hereof.

10.      NOTICES

       All notices, requests, demands and other communications hereunder must be in writing and will be deemed to have been duly given if delivered by courier or sent by prepaid registered mail addressed to the addressee at the address appearing on the first page hereof or to such other address as may be given in writing by the parties hereto, and will be deemed to have been received, if delivered, on the date of delivery and if mailed as aforesaid, then on the sixth business day following the posting thereof

11.      GENERAL

11.1 This Agreement will endure to the benefit of and will be binding upon the parties and their heirs, executors, administrators, successors and assigns

11.2     Time will be of the essence of this Agreement.



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11.3    The  terms  and  provisions  herein  contained   constitute  the  entire
        agreement between the parties and will supersede all previous oral or written communications regarding the purchase and sale of the Shares.

11.4 If any part of this Agreement is held invalid or unenforceable by a Court of law, then this Agreement will be read as if such invalid or unenforceable provision were removed.

11.5 This Agreement may be executed in several parts in the same form and such parts and the heads of agreement as so executed will together form one original agreement, and such parts will be read together and construed as if all signing parties hereto had executed one copy of this Agreement.

11.6 This Agreement will be governed by and construed in accordance with the laws of England and Wales and the parties submit to the non-exclusive jurisdiction of the English Courts.

11.7 The provisions of the Heads of Agreement shall remain in full force and effect notwithstanding Closing in so far as the provisions thereof have not been completed or superseded by this Agreement.



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IN WITNESS  WHEREOF the parties have duly executed  this  Agreement as a Deed on the day and year first above written.

Executed and delivered as a deed            )
at the date of this agreement by            )
Adrian Clarke in the presence of:           )



Witness:

Address:

Occupation:


Executed and delivered as a deed           )
at the date of this agreement by           )
Wendy Elizabeth Lugner in the presence of: )

Witness:
Address:
Occupation



Executed and delivered as a deed            )
at the date of this agreement by            )
Peter Butler in the presence of:            )


Witness:
Address:
Occupation:


Executed and delivered as a deed           )
at the date of this agreement by           )
Kenneth Fraser Shimmin in the presence of: )

Witness:
Address:
Occupation:
Executed and delivered as a deed            )
at the date of this agreement by            )



Copyright Xethos                                                         Page 20

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Xethos Group Inc.                May 2000                              Snowstorm



G.S.TELECOM, LIMITED acting by              )


                                    Secretary/Director

                                    President/CEO


Copyright Xethos                                                         Page 21